SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
       Securities Exchange Act of 1934   (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                   A. P. GREEN INDUSTRIES, INC.
         (Name of Registrant as Specified in its Charter)

      THE BOARD OF DIRECTORS OF A. P. GREEN INDUSTRIES, INC.
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:  N/A

    2) Aggregate number of securities to which transaction applies:  N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

    4) Proposed maximum aggregate value of transaction:  N/A
    Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:  N/A

    2) Form, Schedule or Registration Statement No.:  N.A.

    3) Filing Party:  N/A

    4) Date Filed:  N/A

                    A.P. GREEN INDUSTRIES, INC.
                         Green Boulevard
                      Mexico, Missouri 65265


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 9, 1996

Dear Stockholder:

     The Annual Meeting of Stockholders of A.P. Green Industries, Inc. ("A.P. Green") will be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri on May 9, 1996, at 10:00 a.m., local time, for the following purposes:

     1. To elect one Class II director to hold office for a term of three years.

     2. To act upon a proposal to adopt the A.P. Green 1996 Long-Term Performance Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as A.P. Green's auditors for the year ending December 31, 1996.

     4. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of A.P. Green at the close of business on March 22, 1996 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

     We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                         Paul F. Hummer II
                         Chairman of the Board, President and
                           Chief Executive Officer

April 4, 1996

                   A.P. GREEN INDUSTRIES, INC.
                         Green Boulevard
                      Mexico, Missouri 65265


                         PROXY STATEMENT
                               FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD MAY 9, 1996

                        -----------------

                       GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of A.P. GREEN INDUSTRIES, INC. ("A.P. Green"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 1996, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

     This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of A.P. Green on or about April 4, 1996.

     The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of A.P. Green. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of A.P. Green at the principal offices of A.P. Green or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

     A.P. Green will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of A.P. Green may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. A.P. Green has retained the services of Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of $5,500, plus out-of-pocket expenses.

     Only stockholders of record at the close of business on March 22, 1996 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 4,038,754 shares of A.P. Green Common Stock issued and outstanding.

     Each outstanding share of A.P. Green Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following persons were known to management of A.P. Green to be the beneficial owners of five percent or more of A.P. Green's Common Stock:

Name and Address of Beneficial   Number of Shares    Percent of Outstanding
           Owner                Beneficially Owned      Common Stock (1)
- ------------------------------  ------------------   ----------------------
Mercantile Bancorporation Inc.
One Mercantile Center
St. Louis, Missouri 63101           479,411 (2)              11.87%

Quest Advisory Corp.
1414 Avenue of the Americas
New York, New York 10019            312,650 (3)               7.74%

SoGen International Fund, Inc.
Societe Generale Asset
  Management Corp.
1221 Avenue of the Americas
New York, New York 10020            301,500 (4)               7.47%


LaSalle National Trust, N.A.
135 South LaSalle Street
Chicago, Illinois 60603             270,033 (5)               6.69%

Dimensional Fund Advisors Inc.
1299 Ocean View, 11th Floor
Santa Monica, California 90401      235,550 (6)               5.83%
- -----------------
(1) The percentage calculations are based upon 4,038,754 shares of A.P. Green Common Stock that were issued and outstanding as of March 22, 1996.

(2) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated January 19, 1996, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that 479,279 shares reported as beneficially owned by Mercantile Bancorporation Inc. are held by its subsidiary, Mercantile Bank of St. Louis National Association, solely in a fiduciary capacity as trustee of the trusts established pursuant to the A.P. Green 401(k) Plan and the A.P. Green Hourly Investment Plan. Mercantile Bancorporation Inc. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares held in such trusts. In addition, subsidiaries of Mercantile Bancorporation Inc. hold an additional 132 shares in a fiduciary capacity as trustees of certain other trusts and have sole voting and investment power with respect to all of such shares. Mercantile Bancorporation Inc., Mercantile Bank of St. Louis National Association, the A.P. Green 401(k) Plan and the A.P. Green Hourly Investment Plan have specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(3) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 14, 1995, which has been filed with the Securities and Exchange Commission. The Schedule 13G is a group filing of Quest Advisory Corp., an investment advisor registered under Investment Advisors Act of 1940, and Charles M. Royce, an individual who may be deemed to be a controlling person. Quest Advisory Corp. reported sole voting and investment power with respect to all 312,650 shares reported. Mr. Royce has specifically disclaimed beneficial ownership as to all shares reported on the Schedule 13G.

(4) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated January 31, 1995, which has been filed with the Securities and Exchange Commission. SoGen International Fund, Inc., an investment company registered under the Investment Company Act of 1940, and Societe Generale Asset Management Corp., an investment advisor registered under the Investment Advisors Act of 1940 which acts as investment advisor to SoGen International Fund, Inc., reported shared voting power and investment power with respect to all 301,500 shares reported.

(5) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 5, 1996, which has been filed with the Securities and Exchange Commission. The Schedule 13G states that the beneficial ownership attributed to LaSalle National Trust, N.A. is solely in a fiduciary capacity as trustee of the trust established pursuant to the A.P. Green Employee Stock Ownership Plan. LaSalle National Trust, N.A. reported shared voting and investment power (subject to the participants' right to direct the Trustee) with regard to all shares beneficially owned. The amount reported in the table does not include 147,887 additional shares held by the trust but allocated to the accounts of participants. LaSalle National Trust, N.A. has specifically disclaimed beneficial ownership of all shares reported in the Schedule 13G.

(6) The shares reported as beneficially owned are based upon information contained in a Schedule 13G dated February 7, 1996, which has been filed with the Securities and Exchange Commission. Dimensional Fund Investment Advisors Inc., an investment advisor registered under the Investment Advisors Act of 1940, reported sole voting power with respect to 149,350 shares and sole investment power with regard to all shares beneficially owned. In addition, Dimensional Fund Advisors Inc. reported that certain of its officers are also officers of DFA Investment Dimensions Group, Inc. and The DFA Investment Trust Company, each an open-end investment company registered under the Investment Company Act of 1940, and in such capacities have shared voting power with respect to 86,200 shares reported above.

                  ITEM 1.  ELECTION OF DIRECTORS

     One Class II director will be elected at the Annual Meeting for a term of three years or until his successor is duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Daniel
R. Toll as a Class II director, except as otherwise directed by the stockholder on the Proxy Card. The nominee receiving the highest number of votes in the election will be elected as a Class II director. Mr. Toll is currently a director of A.P. Green. If for anyreason Mr. Toll becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Daniel R. Toll as a Class II director.

     The name, age, principal occupation or position and other directorships with respect to Mr. Toll and the other directors whose terms of office will continue after the Annual Meeting is set forth below. Except as otherwise indicated, each of the directors has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

CLASS II - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 1999

Daniel R. Toll, 68 - Director since 1988; Corporate and Civic Director; Director of Brown Group, Inc., Mallinckrodt Group, Inc., Kemper Corporation, Kemper National Insurance Company, Lincoln National Convertible Securities Fund, Inc., Lincoln National Income Fund, Inc. and NICOR, Inc.

           CLASS III - TO CONTINUE IN OFFICE UNTIL 1997

Donald E. Lasater, 70 - Director since 1988; Former Chairman of the Board of Mercantile Bancorporation Inc. and Mercantile Bank of St. Louis National Association (banking); Director of General American Life Insurance Company, Illinois Power Company and Interco Incorporated

William F. Morrison, 58 - Director since 1993; Investor and Former Executive Vice President of the Essex Wire Division of United Technologies Corporation and former member of the Senior Management Council of United Technologies Corporation

            CLASS I - TO CONTINUE IN OFFICE UNTIL 1998

Paul F. Hummer II, 54 - Director since 1988; Chairman of the Board, Chief Executive Officer and President of A.P. Green

P. Jack O'Bryan, 60 - Director since 1995; Executive Vice President, Worldwide Ceilings, USG Corporation (a building materials manufacturer which filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in March 1993) and President and Chief Executive Officer of USG Interiors, Inc.


                BOARD OF DIRECTORS AND COMMITTEES

     During 1995, the Board of Directors of A.P. Green met four times and each of the directors whose term of office will continue after the Annual Meeting attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 1995.

     The Board of Directors has a standing Executive Committee, Audit Committee, and Compensation and Organization Committee.

     The Executive Committee consists of Paul F. Hummer II, Donald E. Lasater, Daniel R. Toll, William F. Morrison and P. Jack O'Bryan. The Executive Committee exercises the authority of the Board of Directors in the management of A.P. Green in the intervals between meetings of the full Board of Directors subject to the restrictions imposed by law. The Executive Committee did not meet during 1995.

     The members of the Audit Committee are Daniel R. Toll (Chairman), Donald
E. Lasater, William F. Morrison and P. Jack O'Bryan. The Audit Committee is empowered to select and employ, subject to ratification by the stockholders, the independent auditors of A.P. Green; to confer with such independent auditors with regard to the scope and cost of the audit and other services rendered by such auditors; and to review with the auditors, the internal audit staff and management the work and the findings of each to ensure that A.P. Green has adequate audit policies and internal controls and complies with such policies and controls. The Audit Committee met three times in 1995.

     The Compensation and Organization Committee is composed of Donald E. Lasater (Chairman), Daniel R. Toll, William F. Morrison and R. Jack O'Bryan. The Compensation and Organization Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries, incentive compensation and bonus awards to be given corporate officers; to administer A.P. Green's stock option and other employee benefit plans; and to review and make recommendations to the Board of Directors regarding the management organization, succession and development. The Compensation and Organization Committee met two times during 1995.

                         DIRECTOR'S FEES

     During fiscal 1995, directors who were not also employees of A.P. Green received an annual retainer of $16,000 and 375 shares of A.P. Green Common Stock in lieu of fees for meetings of the Board of Directors or committees. Directors were also reimbursed for expenses incurred in attending Board or committee meetings.

     Pursuant to the Retirement Plan for Directors, A.P. Green provides retirement benefits to any non-employee director who retires as a director of A.P. Green or who terminates his directorship with A.P. Green due to a disability, after serving as a director of A.P. Green for a minimum of five years. The benefits that are payable to each director are determined by multiplying the annual retainer paid to directors of A.P. Green on the date of such director's retirement or termination of service due to disability by 10% for each year of service as an A.P. Green director, with the maximum annual benefit for any director being 100% of the then-applicable annual retainer. Benefits will commence upon the later of the date that the former director attains the age of 65 or the date that such former director ceases to be a director of A.P. Green due to retirement or disability. An eligible director will continue to receive benefits under the plan during his lifetime on a quarterly basis for a maximum of ten years.

                 SECURITY OWNERSHIP BY MANAGEMENT

     The following table indicates, as of March 22, 1996, the beneficial ownership of A.P. Green Common Stock by each nominee for director, each director whose term of office will continue after the Annual Meeting and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                               Number of Shares
Name of Beneficial Owner      Beneficially Owned       Percent of Class (1)
- ------------------------      ------------------       --------------------
Jurgen H. Abels                   27,822  (2)                   (3)
Max C. Aiken                      67,212  (2)                  1.66%
Michael B. Cooney                 49,633  (2)                  1.03
Paul F. Hummer II                129,601  (2)                  3.13
Donald E. Lasater                  3,375                        (3)
William F. Morrison                2,025                        (3)
P. Jack O'Bryan                    1,425                        (3)
Gary L. Roberts                   42,099  (2)                  1.03
Daniel R. Toll                     2,625                        (3)
All directors and
executive officers as
a group (15 persons)             419,309  (2)                 9.62

- ----------------

(1) Based upon 4,038,754 shares of A.P. Green Common Stock issued and outstanding as of March 22, 1996 and, for each executive officer or the group, the number of shares subject to option that may be acquired within 60 days upon exercise of the option.

(2)  Totals include 25,500, 52,500, 42,000, 106,500, 37,500 and 320,750 shares subject to stock options which are presently exercisable by Messrs. Abels, Aiken, Cooney, Hummer and Roberts, and all directors and executive officers as a group, respectively, under the A.P. Green Long-Term Performance Plans. Under applicable regulations of the Securities and Exchange Commission, the shares subject to options are deemed to be beneficially owned because such shares may be acquired within 60 days upon exercise of the option.

(3)  Less than one percent.

            REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE
                     REGARDING EXECUTIVE COMPENSATION

General

     A.P. Green's executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors. During 1995, the Committee was composed of three non-employee directors, Donald E. Lasater (Chairman), William F. Morrison and Daniel R. Toll who served throughout the year. In addition, Jack R. Janney served as a member of the Committee until the annual meeting of stockholders in May 1995, and P.J. O'Bryan served on the Committee following that meeting and during the period that this report was prepared.

     A.P. Green's executive compensation policy is designed and administered to provide a competitive compensation program that will enable A.P. Green to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executives are aligned with the financial interests of the stockholders of A.P. Green. In this manner, A.P. Green will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of A.P. Green's assets.

     A.P. Green's executive compensation has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

Base Salary

     The Committee has determined the salary ranges for each of the executive officer positions of A.P. Green based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers in manufacturing companies of comparable size to A.P. Green and a consideration of the equities relating the salary for a particular executive office to the salaries of other executive offices within A.P. Green at the same level of responsibility. The Committee's recent practice has been to establish a range of base salaries for particular offices at or near the fiftieth percentile of the comparison group of companies. The data utilized in determining such ranges is compiled from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

     Prior to the Committee meeting in February of each year, the Chief Executive Officer, after consultation with the Human Resources Department of A.P. Green, submits to the Committee a list of recommended salary changes for all executive officers except himself. At such February meeting, the Committee considers the Chief Executive Officer's recommendations with respect to a particular officer in light of such officer's then-current salary within the applicable range of salaries for such position, the officer's individual performance and, where appropriate, significant changes in the officer's level of responsibility.

     The Committee acts upon the recommendations of the Chief Executive Officer in any manner it deems appropriate and authorizes the salary changes of specified officers. The Committee also gives the Chief Executive Officer the discretion to implement the salary increase so authorized within a general timeframe approved by the Committee. Actual salary increases have typically been implemented by the Chief Executive Officer from 12 to 18 months after the prior increase depending on A.P. Green's financial performance during such time.

     The Committee considers and acts upon increases to the base salary of the Chief Executive Officer separately in executive session.

Annual Incentive Compensation

     The Committee believes that a significant portion of the executive officers' potential compensation should be at risk and contingent upon the Company and its operating groups achieving financial performance objectives. To this end, each of A.P. Green's executive officers (as well as other management employees) participate in A.P. Green's Management Incentive Plan pursuant to which such participants are eligible to receive annual cash bonus awards. At the beginning of each year, the Committee establishes certain minimum financial performance objectives (typically, operating income) for the corporate, lime, international and refractories groups. These performance objectives are intended to provide incentives to the participating officers to meet and exceed the financial goals for A.P. Green or the particular operating group. The attainment of performance objectives above the minimum levels are assigned specified percentage values from 1% to 200%.

     In addition, a par or target bonus (expressed as a percentage of base salary) is established by the Committee for each of the participants in the plan based upon the executive's responsibility and ability to impact A.P. Green's or the operating group's financial results. For executive officers other than the Chief Executive Officer, such percentages range from 30% to 40% of base salary. The percentage determined by the actual performance level of the relevant group to which the participant is assigned is then factored with the par or target bonus percentage attributable to each participant's position to determine the percentage of the participant's base salary that will be paid as a cash bonus under the Management Incentive Plan.

     Where, in the Committee's judgment, the awards under the Management Incentive Plan do not reflect the actual achievements of individual executive officers during the year, the Committee may make special bonus awards after taking into account the contributions of such executive officers and the interests of the stockholders.

Long-Term Incentive Compensation

     The Committee believes that long-term incentive compensation is the most direct way of tying executive compensation to increases in stockholder value. A.P. Green's long-term incentive programs are all stock-based, thereby providing a means through which executive officers can build a meaningful equity ownership in A.P. Green Common Stock.

     With respect to A.P. Green's long-term performance programs, the Committee has determined that: (i) each individual executive officer's long-term incentive compensation should approximate the fiftieth percentile of long-term incentive compensation for manufacturing companies of similar size to A.P. Green and (ii) long-term compensation tied directly to increases in share price were appropriate for A.P. Green.

     Accordingly, in February 1993, the Committee approved a grant of stock options to executive officers, the exercisability of which is dependent upon the attainment of certain share price levels for A.P. Green Common Stock within a five-year period after the grant of such options. Specifically, 20% of the options would become exercisable when the share price of A.P. Green Common Stock reaches each of the following levels: $15.33; $17.00; $18.67; $20.00 and $22.00. To the extent that all or a portion of such options becomes exercisable prior to the expiration of five years from the date of the grant, such options remain exercisable for ten years from the date of the grant. To the extent that any portion of such option does not become so exercisable, such portion will be exercisable only for one day at the expiration of five years from the date of the grant. As of December 31, 1995, 80% of the options were exercisable and will remain exercisable for ten years from the date of grant. Achievement of a trading price of $20.00 per share represented an increase of 63% in the trading price of the Company's stock from the date the 1993 Performance Plan was adopted.

     The Committee believes that the options granted in 1993 give the executive officers greater incentives throughout the term of the options to strive to operate A.P. Green in a manner that directly benefits the financial interests of the stockholders. The options are designed to give the executive officers a continuous incentive to meet the performance objectives necessary to assure the appreciation of the stock price both on a long-term, as well as a shorter term, basis. In this manner, the Committee believes that it has aligned the interests of the executives who are participating in the option grant in a more direct and continuous manner to the financial return to the stockholders.

     To further these goals in the future, the Committee has recommended, and the full Board of Directors has approved, the adoption of the 1996 Long-Term Performance Plan and its submission to the stockholders for their approval at the 1996 Annual Meeting of Stockholders. A description of the 1996 Long-Term Performance Plan is set forth in this Proxy Statement under the caption "Item
2. Proposal to Adopt the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan."

Compensation of Chief Executive Officer

     Mr. Hummer's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally. The total compensation package for Mr. Hummer is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. The Committee has established a range of total compensation for the position of Chief Executive Officer at or near the fiftieth percentile for chief executive officers at comparable companies.

     Because Mr. Hummer's par or target bonus is 50% of his base salary, a substantial portion of his cash compensation for the year is, therefore, dependent upon A.P. Green meeting or exceeding the pre-established performance objectives. Mr. Hummer's stock option grant under the 1993 Performance Plan is structured in the same manner as the options for each of the other participating executive officers and is, therefore, affected by the stock price performance of A.P. Green Common Stock over the last three years and will be affected by the stock price performance over the next several years.

     This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that A.P. Green specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such acts.

             COMPENSATION AND ORGANIZATION COMMITTEE

     Donald E. Lasater, Chairman        William F. Morrison
     P. Jack O'Bryan                    Daniel R. Toll

                    COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation of the named executive of A.P. Green for each of the last three years:


                        Summary Compensation Table


                     Annual Compensation         Long term compensation
                     -------------------         ----------------------
Name and Principal                                               All other
    Position       Year Salary($) Bonus($)  Options/SARs(#) compensation($)(1)
- ------------------ ---- --------- --------  --------------- ------------------


Paul F. Hummer II, 1995  $302,079  $ 75,600        -0-/-0-             $4,926
Chairman of the    1994   274,600    96,000        -0-/-0-              4,516
Board, President   1993   233,334   191,000     75,000/-0-              5,126
and Chief
Executive Officer

Max C. Aiken,      1995   163,992    32,832        -0-/-0-              5,471
Executive Vice     1994   146,742    45,760        -0-/-0-              5,678
President          1993   138,330   103,140     30,000/-0-              3,257

Michael B. Cooney, 1995   141,496    26,271        -0-/-0-              4,724
Senior Vice        1994   135,496    37,240        -0-/-0-              5,474
President Law/     1993   129,496    84,900     22,500/-0-              3,058
Administration
and Secretary

Gary L. Roberts,   1995   141,132    25,515        -0-/-0-              4,678
Vice President,    1994   134,000    36,120        -0-/-0-              5,450
Chief Financial    1993   128,000    82,226     22,500/-0-              3,022
Officer and
Treasurer

Jurgen H. Abels,   1995   113,838    28,680        -0-/-0-              3,676
Vice President,    1994   107,506    25,440        -0-/-0-              3,725
International      1993   100,996    39,660     15,000/-0-              2,914

- ----------------
(1) The totals set forth in this column represent the value of shares of A.P. Green Common Stock allocated under the A.P. Green Employee Stock Ownership Plan to the account of the named executive officer for the years ended December 31, 1995, 1994 and 1993.

Employment Arrangements

     A.P. Green currently has separate agreements with each of Paul F. Hummer II, Max C. Aiken, Michael B. Cooney and Gary L. Roberts under which each would be given severance benefits in the event that his employment with A.P. Green is "terminated" within three years of a change in control of A.P Green
(except that in all such agreements the rights to severance benefits terminate upon reaching age 65 if it occurs before the expiration of three years after a change in control). Each agereement is for a term of three years, subject to automatic extension each year for an additional year unless A.P. Green gives a 60-day notice that the term vwill not be so extended, except if there is a change in control of A.P. Green prior to such notice. Each agreement would require a lump-sum cash payment generally in an amount equal to 2.99 times the officer's then-current annual base salary and then-current full year bonus (except that such multiplier will be subject to a declining pro rata reduction from the date of such officer's 62nd birthday until his 65th birthday, based upon the number of months left until such officer's 65th birthday at the effective date of his termination). If payment of the foregoing amounts and any other benefits received or receivable subject such officer to payment of federal excise tax, the total amount payable to such officer shall be increased by an amount sufficient to satisfy the excise tax and the additional excise and income taxes thereon.

     "Change in control" is generally defined as the type of transaction which would require disclosure in A.P. Green's proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission. Specifically, "change in control" includes, but is not limited to: (I) an acquisition by any person of 20% or more of the combined voting power of A.P. Green's then-outstanding voting securities; (ii) the replacement of the majority of the existing directors during a period of two years or less; (iii) a consolidation or merger in which A.P. Green is not the surviving corporation or pursuant to which A.P. Green Common Stock would be converted into cash, securities or other property; (iv) a sale, lease, exchange or other transfer of all or substantially all of A.P. Green's assets; or (v) approval by A.P. Green's stockholders of any plan or proposal for the liquidation or dissolution of A.P. Green. "Termination" generally includes any event which severs the officer's employment relationship with A.P. Green, other than termination due to death, disability or retirement or dismissal for cause.
The agreements provide severance benefits in the event the officer terminates his employment for "good reason." "Good reason" is generally defined in each such agreement as (i) assignment of duties inconsistent with the officer's then-current position, status or responsibilities; (ii) reduction of the officer's then-current base salary; (iii) elimination of the officer's then-current participation level in A.P. Green's bonus plans or employee benefit plans; (iv) geographic relocation of the officer; or (v) failure by A.P. Green to obtain assumption of the agreement by any successor.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     No stock options were exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1995. The following table sets forth information concerning the unexercised options of the executive officers named in the Summary Compensation Table:

                                           Number of
                                          Securities
                                          Underlying      Value of Unexercised
                                          Unexercised         In-The-Money
                                          Options at        Options at Fiscal
                                       Fiscal Year-End(#)    Year-End($)(1)

                                         Exercisable/         Exercisable/
          Name                           Unexercisable        Unexercisable
- -----------------------------------    ------------------  -------------------

Paul F. Hummer II . . . . . . . .       106,500/15,000      $597,105/107,550

Max C. Aiken. . . . . . . . . . .        52,500/ 6,000       280,425/ 43,020

Michael B. Cooney . . . . . . . .        42,000/ 4,500       209,640/ 32,265

Gary L. Roberts . . . . . . . . .        37,500/ 4,500       211,875/ 32,265

Jurgen H. Abels . . . . . . . . .        25,500/ 3,000       131,835/ 21,510
- ----------------
(1) Based upon a price per share of $19.50, being the last reported trading price of A.P. Green Common Stock on December 29, 1995.

Retirement Plan

     Officers and employees of A.P. Green participate in a retirement plan (the "Retirement Plan"). In addition, A.P. Green sponsors supplemental retirement plans (the "Supplemental Plans") which allow the payment of benefits exceeding the maximum limits set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Retirement Plan and the Supplemental Plans, each eligible participant of A.P. Green will receive an annual retirement benefit based upon such employee's highest average annualized earnings over any period of 36 consecutive months during the last 120 consecutive months of employment immediately preceding retirement ("Final Average Compensation"). The benefits shown in the following table as payable under the Retirement Plan and Supplemental Plans are not subject to offset for Social Security benefits received by the participant.

     Annual retirement benefits under the Retirement Plan and the Supplemental Plans, assuming normal retirement at age of 65 during 1995, payment based under the straight life annuity option, and Final Average Compensation and credited service are set forth in the following table:

                                  Years of Credited Service (2)(3)
 Final Average         -------------------------------------------------------
Compensation (1)       5      10      15       20       25       30       35
- ----------------       -      --      --       --       --       --       --
   $150,000 . . . .  9,706  19,411  29,117   38,822   48,528   58,233   67,939
    250,000 . . . . 16,519  33,039  49,558   66,077   82,596   99,116  115,635
    350,000 . . . . 23,333  46,666  69,999   93,332  116,665  139,998  163,331
    450,000 . . . . 30,147  60,294  90,440  120,587  150,734  180,881  211,027
- ----------------
(1) Final Average Compensation under the Retirement Plan and the Supplemental Plans includes the employee's salary and any cash bonus awards under the Management Incentive Compensation Plan. The amount shown in the Summary Compensation Table as salary and bonus for each of the five executive officers named therein is compensation for purposes of the Retirement Plan and the Supplemental Plans.

(2) The credited years of service for the five executive officers named in the Summary Compensation Table as of December 31, 1995 are as follows:
     Mr. Hummer, 7 years; Mr. Aiken, 21 years; Mr. Cooney, 7 years; Mr. Roberts, 6 years; and Mr. Abels, 11 years.

(3) The maximum amount payable under the Retirement Plan is limited by the Code to $120,000 annually, subject to cost-of-living increases and reduction by reason of contributions under tax-qualified defined contribution plans maintained by A.P. Green. To the extent benefits under the Retirement Plan are limited by the Code, they will be paid under the Supplemental Plans.


                    STOCKHOLDER RETURN PERFORMANCE GRAPHS

     The following graphs compare the quarterly cumulative stockholder returns, including the reinvestment of dividends, of A.P. Green on an indexed basis with the S&P 500 Stock Index and an index of peer public companies selected by A.P. Green because such companies were in one of A.P. Green's lines of business. The peer companies are: Minerals Technologies Inc. (formerly a subsidiary of Pfizer, Inc.) and Global Industrial Technologies, Inc. (formerly a subsidiary of Indresco, Inc.) in the refractories business; United States Lime & Minerals, Inc. (formerly Scottish Heritable) and Dravo Corp. in the lime business.

     The first graph presented below compares the total return of A.P. Green stockholders to the total returns of the comparative indexes described above for the period beginning January 1, 1991 and ending December 31, 1995. The second graph shows the total return on a quarterly basis of A.P. Green stockholders as compared with the quarterly returns on such indexes during 1994 and 1995.

                          [Performance Graph #1]

                          CUMULATIVE TOTAL RETURN
          Based on reinvestment of $100 beginning December 31, 1990

                                Dec-90  Dec-91  Dec-92  Dec-93  Dec-94  Dec-95
                                ------  ------  ------  ------  ------  ------
A.P.Green Industries, Inc.       $100    $ 82    $ 96    $166    $175    $187
S&P 500 (Registered Trademark)   $100    $130    $140    $155    $157    $215
Custom Composite Index
 (4 Stocks)                      $100    $192    $173    $240    $238    $296

                         [Performance Graph #2]

                         CUMULATIVE TOTAL RETURN
           Based on reinvestment of $100 beginning December 31, 1993

                Dec-93 Mar-94 Jun-94 Sep-94 Dec-94 Mar-95 Jun-95 Sep-95 Dec-95
                ------ ------ ------ ------ ------ ------ ------ ------ ------
A.P.Green
 Industries,
 Inc.            $100   $113   $ 98   $101   $106   $108   $114   $138   $113
S&P 500
 (Registered
  Trademark)     $100   $ 96   $ 97   $101   $101   $111   $122   $131   $139
Custom
 Composite Index
 (4 Stocks)      $100   $ 90   $ 93   $ 98   $ 99   $101   $119   $124   $124

     ITEM 2.  PROPOSAL TO ADOPT THE A.P. GREEN INDUSTRIES, INC.
                 1996 LONG-TERM PERFORMANCE PLAN

     The Board of Directors has adopted, subject to approval by the stockholders of A.P. Green, the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan (the "Plan"), which provides for the granting of stock options and other stock-based awards. The Plan is in addition to the 1987 and 1989 Long-Term Performance Plans, each of which authorized the issuance of 195,000 shares of A.P. Green Common Stock, and the 1993 Long-Term Performance Plan which authorized the issuance of 225,000 shares. At December 31, 1995, there were 63,379 shares available for grant under these prior plans. The total number of shares of A.P. Green Common Stock to be issuable under the Plan is not to exceed 200,000 shares, subject to adjustment in the event of any change in the outstanding shares of such stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation or other similar change generally affecting stockholders of A.P. Green.

     The Board of Directors believes that the Plan (as well as the 1987, 1989 and 1993 plans) advances the interests of A.P. Green and its stockholders by encouraging key employees of A.P. Green and its subsidiaries to acquire A.P. Green Common Stock or to receive monetary payments based on the value of the Common Stock upon the achievement of certain goals that are mutually advantageous to A.P. Green and its stockholders, on the one hand, and the participating employees, on the other. The Board believes that the Plan will provide additional incentives toward the continuation of superior performance by its employees in the success of A.P. Green and will enable A.P. Green and its subsidiaries to attract and retain the services of its key employees. In order to allow the continuation of stock-based incentive programs at A.P. Green, the Board of Directors recommends that the stockholders approve the Plan.

     The Plan is administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), currently consisting of four directors of A.P. Green, each of whom is a non-employee director of A.P. Green. Members of the Committee are not eligible to receive a benefit under the Plan for a period of at least one year prior to appointment to the Committee and during the period that they serve on the Committee. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individuals to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of A.P. Green, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

Description of Plan

     Under the terms of the Plan, key employees of A.P. Green and its subsidiaries as determined in the sole discretion of the Committee will be eligible to receive (a) stock options ("Stock Options") exercisable into shares of A.P. Green Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, (b) restricted shares of A.P. Green Common Stock ("Restricted Stock"), and (c) performance awards ("Performance Awards").

     Stock Options. Stock Options granted under the Plan shall entitle the holder thereof to purchase A.P. Green Common Stock at a purchase price established therefor by the Committee, which price shall not be less than the fair market value of A.P. Green Common Stock on the date of grant. The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options will generally not be exercisable earlier than six months nor later than ten years from the date of the grant, except that Options will become immediately exercisable at any time after grant that more than 20% of A.P. Green's Common Stock, business or assets are acquired by a person or affiliated group of persons without the approval of A.P. Green's Board of Directors. Stock Options outstanding and unexercised at the time of the death or disability of the holder shall terminate on the first to occur of either the expiration date thereof or the expiration of twelve months after the date of such event. In the event of a holder's termination of employment as a result of retirement or for reasons not otherwise referenced above, all outstanding Stock Options held by such person shall terminate three months after the date of such event or, if earlier, the expiration date of such option.

     There is no maximum or minimum number of shares for which a Stock Option may be granted; however, for any employee, the aggregate fair market value of A.P. Green Common Stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

     Restricted Stock. The Committee may issue shares of A.P. Green Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant.
During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

     Performance Awards. The Committee may grant Performance Awards consisting of shares of A.P. Green Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or return of stockholders' equity) during a specified performance period not to exceed five years. The participating employee will have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under Section 16 of the Securities Exchange Act of 1934 receives a Performance Award that includes shares of A.P. Green Common Stock, such shares received may not be disposed of by such person until six months following the date of issuance. The Committee is expressly authorized to issue the stock portion of any bonus award payable under any incentive compensation plan (or other similar program) as Performance Awards under the Plan.

     The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan, or (c) February 14, 2006, whichever shall first occur. The Board may terminate the Plan at any time and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of A.P. Green: (a) increase the total amount of stock or the amount or type of benefit that may be issued under the Plan; (b) change the provisions of the Plan regarding the minimum purchase price of awards; or (c) modify the requirements as to eligibility for benefits. No amendment, modification or termination of the Plan shall in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

Federal Income Tax Consequences

     No income will be realized by a participating officer or employee on the grant of an incentive stock option or an option which is not an incentive stock option ("non-qualified option") or upon the award of Restricted Stock, and A.P. Green will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. A.P. Green will not be entitled to a deduction by reason of the exercise.

     If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. A.P. Green generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

     Upon the exercise of a non-qualified option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. A.P. Green generally will be entitled to a deduction equal to such excess amount in the year of exercise.

     Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. A.P. Green generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

     An officer or employee will realize income as a result of a Performance Award, including shares issued under any incentive compensation plan at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. A. P. Green will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

     The complete text of the Plan is set forth in Appendix A to this Proxy Statement.

     The vote required to approve the Plan is a majority of the shares of A.P. Green Common Stock present, in person or by proxy, and voting at the Annual Meeting. The Board of Directors recommends a vote "FOR" the approval of the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan.

         ITEM 3.  RATIFICATION OF APPOINTMENT OF AUDITORS

     At the Annual Meeting, action will be taken with respect to the ratification of the appointment of auditors for the ensuing year. KPMG Peat Marwick LLP served as A.P. Green's independent auditors for the year ended December 31, 1995. The Board of Directors has appointed KPMG Peat Marwick LLP as auditors for A.P. Green for the current year ending December 31, 1996, subject to ratification by the stockholders. It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions. The Board of Directors recommends a vote "FOR" the ratification of KPMG Peat Marwick LLP as independent auditors.

                    PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Secretary of A.P. Green by not later than December 5, 1996 for consideration for inclusion in the Proxy Statement and Proxy Card for that meeting.

                          OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of A.P. Green does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of A.P. Green on such matters.

                              PAUL F. HUMMER, II
                              Chairman of the Board, President
                                and Chief Executive Officer

April 4, 1996

                1996 LONG-TERM PERFORMANCE PLAN OF                  Appendix A
                   A. P. GREEN INDUSTRIES, INC.                     ----------

     1. Purpose. The purpose of this Plan is to encourage certain employees of the Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.

     2. Administration. The Plan will be administered by the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, none of whom have been eligible to receive a benefit under this Plan for a period of at least one year prior to appointment or during the period of appointment. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.

     3. Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 200,000 shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options or awards are outstanding. Shares underlying expired, cancelled or forfeited options or awards may be added back to the Plan maximum. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to an option, the number of shares available for issuance under the Plan shall be reduced by the number of shares with respect to which such payment is authorized. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan maximum if such Restricted Stock is forfeited.

     4. Participants. Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

     5.  Types of Benefits.  The following benefits may be granted under the
Plan: (a) Incentive Stock Options, (b) Nonqualified Stock Options; (c) Restricted Stock; and (d) Performance Awards; all as described below.

     6. Incentive Stock Options: Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that whole number of shares of Common Stock having an aggregate fair market value on the date of exercise at least equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.

     7. Nonqualified Stock Options. Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that whole number of shares of Common Stock having an aggregate fair market value on the date of exercise at least equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. In lieu of exercising an option and subject to the approval of the Committee, the optionee may request that the Company pay in cash the difference between the fair market value of part or all of the stock which is the subject of the option and the exercise price thereof. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more that ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment.
The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

                              -A-2-

     8. Restricted Stock. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

     (a)  The purchase price, if any, will be determined by the Committee.

     (b) Restricted Stock may be subject to (i) restriction on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a person who is subject to Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") shall, in addition to any other restrictions thereon, not be sold or disposed of for six (6) months following the date of grant;
(ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

      (c) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

      (d) The participant shall be entitled to vote the Restricted Stock during the period of restriction.

      (e) The Committee shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

9.  Performance Awards.

     (a) Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Common Stock of the Corporation, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event of a cash payment, the number of shares reserved for issuance hereunder shall be reduced as if shares had been issued.

     (b) The Committee is expressly authorized to include under this Section 9 and to pay under this Plan that portion of any award earned under any separate management incentive award program (or similar program) of the Corporation or any subsidiary thereof which is to be paid or distributed to participants thereunder in Common Stock of the Corporation. If and to the

                                   -A-3-
extent that the Committee exercises its authority to include and pay such awards under this Plan, the designation award program as covered by this Plan shall be sufficient to include the participants under such award program as participants in this Plan, but such participants may not receive any other benefits or distributions under this Plan unless they are separately designated as participants hereunder with specific additional rights to benefits described only in this Plan. Reporting Persons who receive payment under this Section 9 shall be subject to the provisions of this Plan applicable to awards to Reporting Persons.

10.  Adjustment Provisions.

     (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

     (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     (c) The six-month holding periods in Sections 6 and 7 above shall not apply in the event that more than 20% of the Corporation's Common Stock, business, or assets are purchased or acquired by any person, firm, corporation, or group acting in concert and without agreement of the Corporation's Board of Directors. In such event, any such option or right shall be deemed exercisable upon grant and with no waiting period.

     11. Nontransferability. Each benefit granted under the Plan to an employee shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, exercise or payment shall be made only:

     (a) By or to the executor or administrator of the estate of the deceased participant or the person or persons to whom thedeceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

      (b) To the extent that the deceased participant was entitled thereto at the date of his death.

     12. Taxes. The Corporation shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a

                                  -A-4-
reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

     13. Tenure. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     14. Duration, Interpretation, Amendment and Termination. No benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant hereunder, Stock Options or other benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any benefits previously granted such participant under this Plan. To the extent that any Stock Options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

     15. Stockholder Approval. The Plan was adopted by the Board of Directors on February 15, 1996, and was approved by the stockholders of the Corporation on May 9, 1996.

                                  -A-5-

                                                                    Appendix B

                   A.P. GREEN INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           May 9, 1996

          The undersigned hereby appoints MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION, AS TRUSTEE OF THE A.P. GREEN INDUSTRIES, INC. 401(K) PLAN AND THE A.P. GREEN INDUSTRIES, INC. HOURLY INVESTMENT PLAN, as proxy, to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 9, 1996, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  Election of Directors

    [ ] FOR the nominee listed below      [ ] WITHHOLD AUTHORITY to vote for
                                             the nominee listed below

                          DANIEL R. TOLL

2. To act upon a proposal to adopt the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan.

        [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

3. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1996.

        [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

4. To transact any and all other business, including adjournment of the meeting, which may properly come before the meeting or any adjournment thereof.

        [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

                 (continued, and to be signed, on the other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED, "FOR" THE ADOPTION OF THE A.P. GREEN INDUSTRIES, INC. 1996 LONG-TERM PERFORMANCE PLAN, "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996 AND "FOR" THE GRANT OF DISCRETIONARY AUTHORITY.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SIGN
                               HERE
                                     ---------------------------------------
                                  (Please sign exactly as name appears hereon)

                               SIGN
                               HERE
                                     ----------------------------------------
                                   Executors, administrators, trustees, etc.
                                   should so indicate when signing

                               Dated
                                    ------------------------------------------

                   A.P. GREEN INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           May 9, 1996

          The undersigned hereby appoints LASALLE NATIONAL TRUST, N.A., AS TRUSTEE OF THE A.P. GREEN INDUSTRIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN, as proxy, to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 9, 1996, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  Election of Directors

    [ ] FOR the nominee listed below       [ ] WITHHOLD AUTHORITY to vote for
                                              the nominee listed below

                          DANIEL R. TOLL

2. To act upon a proposal to adopt the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan.

         [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1996.

         [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

4. To transact any and all other business, including adjournment of the meeting, which may properly come before the meeting or any adjournment thereof.

         [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

                 (continued, and to be signed, on the other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED, "FOR" THE ADOPTION OF THE A.P. GREEN INDUSTRIES, INC. 1996 LONG-TERM PERFORMANCE PLAN, "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996 AND "FOR "THE GRANT OF DISCRETIONARY AUTHORITY.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SIGN
                               HERE
                                   --------------------------------------
                                   (Please sign exactly as name appears hereon)

                               SIGN
                               HERE
                                   --------------------------------------
                                   Executors, administrators, trustees, etc.
                                   should so indicate when signing

                               Dated
                                     ------------------------------------

                        A.P. GREEN INDUSTRIES, INC.
                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                              May 9, 1996


           The undersigned hereby appoints P.F. HUMMER, D.E. LASATER and
M.B. COONEY, and each of them, with or without the others, proxies with full power of substitution to vote as designated below, all shares of stock of A.P. Green Industries, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at The Empire Club located off of Teal Lake Road in Mexico, Missouri, on Thursday, May 9, 1996, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.  Election of Directors

    [ ] FOR the nominee listed below      [ ] WITHHOLD AUTHORITY to vote for
                                             the nominee listed below

                          DANIEL R. TOLL

2. To act upon a proposal to adopt the A.P. Green Industries, Inc. 1996 Long-Term Performance Plan.

          [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

3. To ratify the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the year ending December 31, 1996.

          [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

4. To transact any and all other business, including adjournment of the meeting, which may properly come before the meeting or any adjournment thereof.

          [ ] FOR            [ ] AGAINST             [ ] ABSTAIN

                 (continued, and to be signed, on the other side)


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED, "FOR" THE ADOPTION OF THE A.P. GREEN INDUSTRIES, INC. 1996 LONG-TERM PERFORMANCE PLAN, "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996 AND "FOR" THE GRANT OF DISCRETIONARY AUTHORITY.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             SIGN
                             HERE
                                   ------------------------------------------
                                  (Please sign exactly as name appears hereon)

                             SIGN
                             HERE
                                   -------------------------------------------
                                    Executors, administrators, trustees, etc.
                                    should so indicate when signing

                             Dated
                                    ------------------------------------------